                                                                      EXHIBIT 16

                                SHERB & CO., LLP

July 6, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

            We have read the statements made by GlobalOptions Group, Inc., which we understand will be filed with the  Commission,  pursuant to Item 4.01 of Form
8-K, as part of the Company's Form 8-K report dated June 30, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Sherb & Co., LLP
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Sherb & Co., LLP